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                                                                    Exhibit 10-1

                          TECHNOLOGY LICENSE AGREEMENT

                                     BETWEEN

                   KOREA DELPHI AUTOMOTIVE SYSTEMS COPERATION

                                       AND

                   JINGZHOU HENGLONG AUTOMOTIVE PARTS CO., LTD

                                JANUARY 13, 2005

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                          TECHNOLOGY LICENSE AGREEMENT

      THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is entered into this _13th___ day of January, 2005, by and between KOREA DELPHI AUTOMOTIVE SYSTEMS CORPORATION, a corporation duly organized and validly existing under the laws of the Republic of Korea ("Korea") with its office at 580-1, Buk-Ri, Nongong-Eup, Dalseong-Gun, Daegu, Korea ("Licensor"), and JINGZHOU HENGLONG AUTOMOTIVE PARTS CO., LTD., a company duly organized and validly existing under the laws of People's Republic of China("China") with its principal office at Henglong Road, Yuqiao Exploration District, Jingzhou, China ("Licensee"). (Licensor and Licensee, collectively, the "Parties", and individually, a "Party")

      The Parties hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

      When used herein, each of the following terms shall have the respective meanings set forth below:

1.1 . "LICENSED PRODUCT" means the manual gear assembly for GMDAT's Matiz (Project Name: M150 & M200) as specifically identified hereinbelow.

       Part Number:
         521266(M150 LHD)
         521269(M150 RHD)
         522018(M200 LHD)
         522094(M200 RHD)

1.2 "TECHNICAL DOCUMENTATION" means the documentary technical information on the Licensed Product as identified in the Exhibit B attached hereto to be furnished to Licensee by Licensor under Article 2.

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1.3   "DERIVATE TECHNOLOGY" means all technology developed subsequent to the date entered above that is based on or similar to the technology embodied by the Technical Documentation used in the design and production Licensed Products.

1.4 "TECHNICAL COOPERATION PERIOD" means the period beginning on the Effective Date as defined herein below and ending concurrently with the Royalty Period.

1.5 "EFFECTIVE DATE" means the date on which this Agreement has been executed by both Parties and approved by the relevant authority of China.

1.6   "MAN DAY" means one person's normal working-hours per day.

1.7 "DOLLARS, USD OR US$" means the lawful currency of the United States of America.

1.8 "GMDAT" means GM-DAEWOO AUTO & TECHNOLOGY COMPANY, a company incorporated under the laws of Korea.

                        ARTICLE 2 - TECHNICAL ASSISTANCE

2.1   TECHNICAL DOCUMENTATION

      (a) Licensor shall furnish to Licensee, in accordance with the time schedule to be agreed upon between the Parties, one (1) set of hard copies of the Technical Documentation. If Licensee discovers that any of the documents are missing or illegible or damaged, Licensee shall inform Licensor in writing and Licensor shall make such documents available for Licensee within twenty (20) days of receiving such notice.

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      (b)   The foregoing Technical Documentation to be furnished under paragraph 2.1 (a) above shall be delivered to Licensee and shall be the latest version as of the time it is delivered or sent.

      (c) Licensee shall pay Licensor for any additional copies of the Technical Documentation requested by Licensee at the rates agreed upon in writing by both Parties prior to sending.

      (d) Nothing in this Agreement shall be construed to require that Licensor furnish Licensee with any technical information on any products other than Licensed Product or any technical information which may not be furnished because of a government contract, act, regulation or restriction or the proprietary interest of a third party.

      (e) Errors in Technical Documentation. Each Party shall promptly advise the other of any significant error it may discover in the Technical Documentation. In that event, Licensor shall correct any error in the Technical Documentation and shall furnish such corrected Technical Documentation to Licensee without charge.

      (f) Strict Compliance with Technical Documentation. In order to maintain the quality of the Licensed Products manufactured and assembled by Licensee pursuant to this Agreement, Licensee shall manufacture and/or assemble the Licensed Products in strict accordance with the standards and specifications stated in the Technical Documentation provided by Licensor and as otherwise specified by Licensor. Licensee shall exercise the utmost care in the selection of the materials and parts to be used and incorporated into the Licensed Products.

2.2   ASSISTANCE BY LICENSOR

      Licensor shall provide reasonable assistance in the use of the Technical Documentation to the extent such assistance is reasonably necessary for Licensee to make use of the Technical Documentation to manufacture the Licensed Product. Such assistance may include, but will not be limited to, technical assistance, training, testing and limited application engineering services.

                                                                            4/18

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2.3   TECHNICAL ASSISTANCE

      (a) At the request of Licensee, Licensor shall, at times agreed upon by the Parties, dispatch its engineers to Licensee to provide technical assistance on matters concerning the use of the Technical Documentation during the Technical Cooperation Period. All costs and expenses of such Licensor's personnel dispatched to Licensee shall be borne, or reimbursed to Licensor, by Licensee and shall include:

            (i)   round trip economic air fare between Korea and China;

            (ii) suitable accommodations, meals , traveling and transportation expenses in China and other reasonable charges in connection with the performance of their duties hereunder;

            (iii) wage and daily allowance, payable to Licensor, on its demand, amounting to U$500 per Man Day for Licensor's personnel;

      (b) Licensee shall take appropriate steps necessary to protect and ensure the safety of Licensor's personnel and their property, including without limitation, against war, war-like operation, terror, revolution, civil commotion, catastrophe and acts of public enemies. Licensor reserves the right to instruct any or all of its dispatched personnel to return to Korea, or such other place as it may designate, at Licensee's expense when, in Licensor's sole judgment, one of the above-mentioned situations arises which may endanger the safety and well-being of such personnel.

      (c) Licensee is responsible for obtaining any permits or authorizations required for Licensor's personnel to enter China to provide services hereunder, and to bring any related materials required by Licensor.

      (d) The number of such personnel, the period of their stay at Licensee's plant and other terms and conditions not set forth herein shall be agreed upon between the Parties on a case by case basis.

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2.4   TRAINING

      At the request of Licensee, Licensor will, during the Technical Cooperation Period, provide training on the use of the Technical Documentation for Licensee's employees (the "Trainees") at Licensor's place or other places designated by Licensor, subject to the following terms and conditions:

      (i) Licensor and Licensee shall agree on the most efficient training program for the Trainees;

      (ii) Licensee shall bear all the cost and expenses relating to the Trainees, including but not limited to their salaries, round trip airfare between China and Korea, lodgings and meals of Trainees in Korea, transportation and insurance;

      (iii) Licensor shall provide working lunches for the trainees during working days and transportation for the trainees between dormitory and training site.

      (iv) Licensee shall pay to Licensor as training fee, payable upon demand, US$300 per Trainee per day, as the compensation of training services provided by Licensor;

      (v) Licensee shall instruct the Trainees to observe and abide by all rules and regulations of Licensor and the laws of Korea during their training period;

      (vi) All Trainees shall be insured at the expense of Licensee by an internationally recognized accident compensation insurance during the entire training period between their departure from and return to Thailand;

      (vii) Licensee shall indemnify and hold harmless Licensor against any loss, damage, claim, liabilities, cost or expense arising out of any act of a Trainee or any injury or death of the Trainee or any damage to his/her property.

2.5   SUPPORT OF TESTS

      Pursuant to the terms of a purchase order, sale agreement or other document to be separately agreed by the Parties or Licensee and Delphi, Licensor will support the necessary manufacturing Part Production Approval Process validation tests for the Licensed Products.

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2.6   SAMPLE TEST AND VERIFICATION

      Before distribution and sale of any of the Licensed Product manufactured or assembled hereunder, Licensor shall submit, at its expense, samples of the Licensed Product for approval by Licensor. Licensor shall promptly conduct appropriate tests on such samples and advise Licensee of the results thereof. The costs of any tests on the samples shall be responsibility of Licensee, and Licensor shall advise Licensee of the test fees in advance.

2.7   LIABILITIES

      Licensor shall not be responsible for any liabilities of any kind whatsoever which Licensee may incur as a result of its using the Technical Documentation and assistance furnished hereunder or as a result of its manufacture and sale of any of the Licensed Product and Licensee shall indemnify and hold Licensor harmless against all claims of third parties against Licensor based thereon. All Technical Documentation, services, testing and assistance furnished hereunder are provided without any warranties or guaranties of any kind, express or implied.

2.8   CONFIDENTIALITY

      In recognition of the confidential nature of the Technical Documentation furnished hereunder, Licensee shall not transmit such Technical Documentation to any third party during the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement without the prior written consent of Licensor and shall establish adequate procedures to prevent such transmittal. Licensor hereby agrees to Licensee's transmittal of only that portion of the Technical Documentation that is necessary to be disclosed to its suppliers in order to have them make parts of Licensed Products for Licensee, provided, always, that such suppliers shall have agreed in writing that they will only use the Technical Documentation for that purpose, that they will not disclose it to others, and that they will return or destroy it in accordance with the request of Licensor under Article 9.1 hereof. This obligation of confidentiality shall survive the expiration or termination of this Agreement and shall be valid and binding upon Licensee pursuant to the terms hereof.

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2.9   LANGUAGE

      The Technical Documentation furnished hereunder and all other communication between the Parties, including oral communication, shall be in English.

2.10  PERMANENT ESTABLISHMENT

      The aforementioned assistance provided by Licensor under this Agreement shall not be of a nature or duration so as to constitute a permanent establishment of Licensor in Licensee's jurisdiction. The Licensee's presence in Licensor's jurisdiction to receive aforementioned assistance shall also not be of a nature or duration so as to constitute a permanent establishment of Licensee in Licensor's jurisdiction.

2.11  IMPROVEMENTS

      In the event that Licensee has implemented changes or developed Derivative Technology, Licensor and Delphi has right to use such changes or Derivative Technology without royalty.

      In the event that Licensor makes any revisions, changes, improvements and modifications to the aforesaid Technical Documentation, Licensor will furnish one set of copies of such revisions, changes, improvements and modifications to Licensee.

2.12 The Technical Documentation made available to Licensee under this Agreement and all intellectual property rights therein shall remain the property of Licensor..

                               ARTICLE 3 - LICENSE

3.1 Licensor hereby grants to Licensee, in strict accordance with the terms and subject to the condition set forth herein, a non-transferable and non-exclusive right, without a right to grant sublicenses, to use the Technical Documentation during the term of this Agreement to manufacture, made, assemble and/or sell the Licensed Product in China for incorporation into motor vehicles.

                                                                            8/18

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3.2   Licensee shall not sell any of the Licensed Product outside China without
      Licensor's prior written consent.

3.3 Licensee agrees that Technical Documentation made available to it by Licensor pursuant to this Agreement shall not be used or applied in the manufacture or assembly of any product other than the Licensed Product.

3.4 Licensor retains all benefits and burdens of ownership of the intellectual property rights contained in the Technical Documentation licensed under this Agreement, and is entitled to grant future licenses to others under such Technical Documentation to the extent such future licenses do not conflict with this Agreement.

        ARTICLE 4 - PURCHASE OF PARTS AND COMPONENTS OF LICENSED PRODUCTS

After signing of this Agreement, the Parties may enter into a separate agreement for purchase and sale of the parts and components of the Licensed Products and the spare parts thereof under the mutually agreeable terms and conditions.

                      ARTICLE 5 - TECHNICAL FEE AND ROYALTY

5.1   TECHNICAL FEE AND ROYALTY PAYMENTS

      For and in consideration of the license to be granted by Licensor to Licensee hereunder and the Technical Documentation to be provided by Licensor to Licensee as specified herein, Licensee shall pay Licensor the following:

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      (i)   a technical fee of Eighty Thousand United States dollars (US$
            80,000), payable as follows: The first installment of the technical fee in an amount of forty Thousand United States Dollars (US$40,000) shall be paid within thirty (30) days from the signing of this Agreement; and the second installment of the technical fee in an amount of forty Thousand United States Dollars (US$40,000) will be paid within thirty (30) days after the delivery of Technical Documentation to Licensee in an accordance with Article 2.1 hereof.

      (ii) a royalty of three percent (3%) of Selling Price per each set of the Licensed Product sold by Licensee during the Royalty Period, payable on quarterly basis as specified in Article 5.2 hereof. Notwithstanding the foregoing, the Parties agree that no royalty is payable for the Licensed Product sold by Licensee to Licensor.

5.2   METHOD OF PAYMENT

      All payments to be made by Licensee hereunder shall be made in Dollars and remitted by telegraphic transfer to such bank account as designated by Licensor.

5.5   PAYMENTS OF TAXES, ETC

      Licensee may deduct from payments due any taxes which Licensee is required to pay in China for the account of Licensor. Licensee shall, on behalf of and in the name of Licensor, pay any such taxes and arrange to furnish Licensor with proper receipts for the same from the Chinese tax authorities. Licensee shall be liable and responsible for any Value Added Tax levied on any payment. In no event shall any Value Added Tax be withheld from any payment to Licensor.

5.6   APPROVALS

      Licensee shall obtain all approvals required under the laws and regulations of China to enable Licensee to comply with its obligations hereunder.

                             ARTICLE 6 - TRADEMARKS

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This Agreement does not grant Licensee any rights under any trademarks, trade names, logos or other distinctive marks, words or symbols owned by Licensor. Licensee shall never, except as may be provided in written agreements with Licensor, use or authorize the use of (i) any of Licensor's trademarks, trade names and other distinctive marks or signs, or (ii) any mark, name, word or sign which so nearly resembles any of the foregoing marks, names, words or signs as to be likely to cause confusion or mistake, or to deceive the public.

                                ARTICLE 7 - TERM

This Agreement shall continue in force and effect until the expiry of the Royalty Period unless sooner terminated in accordance with Article 8.1 hereof. However, this Agreement may be extended if the Parties enter into an extension agreement before the expiration of this Agreement

                             ARTICLE 8 - TERMINATION

8.1   TERMINATION

      (a) This Agreement may be terminated by either Party by its giving one hundred twenty (120) days notice to the other Party in the event of failure by such other Party to fulfill any of its obligations under this Agreement; provided, however, that if during the period of such notice, such other Party remedies such failure, this Agreement shall continue with the same force and effect as if such notice had not been given.

      (b) This Agreement may be terminated by Licensor in the event that Licensee become owned and controlled, directly or indirectly, by a competitor of Licensor in the business of manufacturing Licensed Products.

      (c) Licensor may terminate this Agreement forthwith in the event of the liquidation, moratorium, bankruptcy or insolvency of Licensee, the attachment, sequestration or other similar judicial acts on all or substantially all of Licensee's assets, the nationalization of the industry which encompasses any of the Licensed Products, any suspension of payments hereunder by governmental regulation, or the

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            existence of a state of war or national emergency in China. Such termination shall be without prejudice to any other rights or claims Licensor may have against Licensee.

      (d) In the event of expiration or termination of this Agreement for any reason other than Licensor's breach of its material obligations hereunder, Licensee's right under Article 3 shall cease and Licensee shall promptly cease the manufacture and sale of the Licensed Products and, in accordance with Licensor's request, return or destroy the Technical Documentation.

8.2   IMMEDIATE PAYMENT

      Unless this Agreement is terminated due to Licensor's breach of its material obligations hereunder, Licensor shall not be liable to Licensee for damages of any kind on account of termination of this Agreement, as provided herein, whether such damages result from loss through commitments or obligations, from loss of investments or of present or prospective profits or from inability to meet obligations or from any other cause. Termination of this Agreement shall not relieve Licensee from its obligation to make all payment called for under this Agreement. Upon expiration or termination of this Agreement for any reason, all outstanding payments payable by Licensee hereunder shall accrue and become immediately due and payable to Licensor. Nothing in the Agreement shall prevent either party from enforcing the provisions thereof by such remedies as may be available in lieu of termination.

              ARTICLE 9 - SETTLEMENT OF DISPUTES AND GOVERNING LAW

9.1   GENERAL

      Any dispute, controversy or claim among the Parties arising out of, relating to or in connection with this Agreement, or the breach, termination or validity hereof (a " Dispute") shall be finally settled by arbitration under the Arbitration Rules of the Singapore International Arbitration Centre (the "Rules") for the time being in force by one arbitrator appointed in accordance with the Rules. To the extent that the procedure of the arbitration is not covered by the Rules, it shall be decided by the arbitrator. Prior to the initiation of any arbitration, the Parties shall first attempt amicably and promptly to settle such Dispute by negotiation and consultation. In the event the Parties are

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      unable to settle a Dispute by negotiation and consultation within 90 days of notice by any Party as to the existence of such Dispute, any Party to such Dispute may submit the Dispute to arbitration. The arbitral award shall be final and binding upon the Parties.

9.2   PLACE OF ARBITRATION, GOVERNING LAW AND LAW AND ENFORCEMENT

      The place of arbitration shall be Singapore, and the language to be employed shall be English. This Agreement shall be construed in accordance with the substantive law of England excluding the doctrine of Renvoi, and without the possibility to appeal to the ordinary courts. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The foregoing, however, shall not preclude the Parties from applying for any preliminary or injunctive remedies available under applicable laws for any purpose including, but not limited to, securing the subsequent enforcement of an arbitration award.

9.3   CONTINUED PERFORMANCE

      During the period when a Dispute is being resolved in accordance with this
      Article 9, the Parties shall continue their performance of this Agreement except for the matter being disputed. However, if any payment due to Licensor is disputed, any amount not disputed shall be paid to Licensor in accordance with the provisions of this Agreement.

                              ARTICLE 10 - NOTICES

10.1  METHODS OF NOTICE

      All notices, requests, demands, and other communications under this Agreement or in connection herewith shall be given in writing in the English language delivered by hand, by air courier, by registered air mail, or by fax, which shall be addressed to the respective Parties as follows:

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

        To:          Jingzhou Henglong Automotive Parts Co., Ltd.

        Attention:   General Manager

        Address:     Henglong Road, Yuqiao Exploration District, Jingzhou, China

        Fax No:      86-716-8325538

        Tel No:      86-716-8313500

        To:          Korea Delphi Automotive Systems Corporation

        Attention:   General Manager

        Address:     580-1, Buk-Ri, Nongong-Eup, Dalseong-Gun, Daegu, Korea

        Fax No:      82-53-610-2829

        Tel No:      82-53-610-2851

10.2  DELIVERY OF NOTICES

      Notices sent by personal delivery shall be deemed to have been given on the date of delivery; by air courier, on the fifth (5) day after they are sent; by fax, when transmitted; and by registered air mail, fifteen (15) days after the date of mailing. Either Party may change its address for notices at any time by written notice to the other Party.

                         ARTICLE 11 - GENERAL PROVISIONS

11.1  ASSIGNABILITY

      This Agreement and each and every covenant, term and condition hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by the Party without prior consent of the other Party in writing.

11.2  DISCLAIMER OF AGENCY

      This Agreement shall not be deemed to grant either Party hereto the authority or power to act as an agent of the other Party. No Party shall have any authority to represent or

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      to bind the other Party.

11.3  EFFECT OF HEADINGS

      The headings to Articles and Sections of this Agreement are to facilitate reference only, and do not form a part of this Agreement and shall not in any way affect or be considered in the interpretation hereof.

11.4  ENTIRE AGREEMENT

      This Agreement supersedes all previous oral or written representations, understandings, or agreements, oral or written, between the Parties with respect to the subject matter hereof, and the agreements and documents contemplated hereby contain the entire understanding of the Parties as to the terms and conditions of their relationship.

11.5  SEVERABILITY

      If any term or provision of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be illegal or invalid, such determination shall not affect the validity or enforceability of the entire Agreement. In such case, this Agreement shall be construed, to the extent possible, in a manner to give effect by means of valid provisions to the intent of the Parties, including their intent as to the provisions so held to be illegal or invalid, and the Parties shall negotiate in good faith new provisions to restore, as best as possible, the original intent and effect of this Agreement.

11.6  MODIFICATION

      Changes in, additions to, and amendments of this Agreement shall be valid and binding on the Parties only if they are in writing, signed by duly authorized representatives of the Parties.

11.7  WAIVER

      The failure with or without intent of any Party to insist upon the strict performance by the other of any terms or provisions of this Agreement shall not be treated or deemed

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      to constitute a modification of any terms or provisions hereof, nor shall such failure be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon the performance by the other strictly in accordance with any terms or provisions hereof.

11.8  FURTHER ASSURANCES

      Each Party shall promptly take all such action as may be required by law, or as may be necessary or desirable, or that the other Party may reasonably request, in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.9  EXHIBITS

      All Exhibits referred to herein shall form an integral part of this Agreement.

11.10 FORCE MAJEURE

      In addition to any other exception from liability specifically provided for in this Agreement and subject to the provisions of Article 11.1 above, neither party will be liable for failure to perform any part of this Agreement when the failure is due to fire, flood, strike or other labor dispute, shortage of material, transportation difficulty, accident, war, riot, act of God, insurrection, civil disturbance, act of government, government regulation or other occurrence beyond the control of such party; provided, however, that neither party shall be relieved by any of the above-cited events or occurrences from its obligation to make payments due hereunder. In the event performance is prevented or delayed for a consecutive period of six (6) months or more, the party other than the party which incurs the delay in its performance may terminate this Agreement by providing written notice to that effect.

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

      IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement in two counterparts, each of which shall be deemed original on the date first above written.

LICENSEE:                               LICENSOR:

Jingzhou Henglong Automotive            Korea Delphi Automotive Systems
Parts Co., Ltd.                         Corporation

By _______________________              By ________________________

Name:                                   Name:

Title:                                  Title:

                                                                           17/18

                       EXHIBIT B: TECHNICAL DOCUMENTATION

      Technical Documentation furnished to Licensee under this Agreement shall be limited to the Technical Documentation that is available to Licensor, and the Technical Documentation that Licensor has no restriction in disclosing to Licensee.

         PRODUCT                       PRODUCTION                QUALITY
-------------------------         --------------------    ---------------------
-  Assembly drawing               - Operation Sheet       - Inspection Standard

-  Parts drawings                 - Process Flow Chart    - Control Plan

-  Engineering Parts List

-  Material Specification

-  Test Specification

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